Exhibit 13(b)(iv)


                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into as of October 13, 2003 between Denver Investment Advisors LLC, a Colorado limited liability company ("DIA"), and Westcore Trust, a Massachusetts business trust (the "Trust").

                                 R E C I T A L S

         WHEREAS, DIA desires the Board of Trustees of the Trust to consider the Trust's use of the ALPS ICS (as defined below); and

         WHEREAS, the Board of Trustees of the Trust desires that DIA provide the Trust with written indemnification of existing and future claims arising out of use of the ALPS ICS.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. Unless otherwise defined herein, the terms used in this Agreement shall have the meanings assigned to such terms in this Section 1.

         "Claims" means any and all actions, suits, claims, rights, causes of action, demands, damages, losses, liabilities, expenses, costs, attorneys' fees or charges of whatever kind or nature, whether contingent or fixed, whether known or unknown, whether suspected or unsuspected, which any person (i) now has or claims to have, (ii) at any time had or claimed to have, or (iii) at any time hereafter may have or claim to have.

         "Damages" means any and all costs, liabilities, obligations, losses, claims, expenses, damages or judgments of any kind, including reasonable attorneys' fees and the fees of accountants and experts.

         "ALPS ICS" means the computer and software systems made available by ALPS Mutual Funds Services, Inc., a Colorado corporation, which provides an interface between the Internet and public data network service providers and the Trust's transfer agent for purposes which may include communicating shareholder data and/or transaction requests.

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         "Indemnified  Parties" means,  collectively,  (i) the Trust;  (ii) each current, former and future officer, trustee, beneficial interest holder, employee, agent, attorney, predecessor, successor, representative or affiliate of the Trust, but not DIA or any of DIA's current, former and future officers,
trustees,   beneficial   interest   holders,   employees,   agents,   attorneys,
predecessors, successors or representatives; (iii) any successor, assign, heir, estate or legal representative of any of the parties described in clauses (i) or
(ii); and (iv) any series or portfolio of the Trust.

         2.       Indemnification.

                  (a) DIA shall defend, indemnify and hold harmless each Indemnified Party from and against all Damages arising out of or resulting from any Claims against such Indemnified Party related to or arising out of the use of the ALPS ICS by DIA, the Trust, the Trust's shareholders or transfer agent at any time (including prior to and on and after the date of execution hereof and of any written agreement, if any, with DST Systems, Inc.).

                  (b) If any Indemnified Party receives notice of the assertion of any Claim with respect to which DIA is or may be obligated to provide indemnification (an "Indemnifiable Claim"), the Indemnified Party shall promptly notify DIA in writing (the "Claim Notice") of the Indemnifiable Claim; provided, however, that the failure to provide such notice shall not relieve or otherwise affect the obligation of DIA to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

                  (c) DIA shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld), and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with DIA in connection therewith; provided, however, that (i) DIA shall permit the Indemnified Party to participate in such settlement or defense through separate counsel chosen by the Indemnified Party (subject to the consent of DIA, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by DIA unless one of the following conditions shall exist:
(x) DIA shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to the Indemnified Party, or (y) there exists or will exist a conflict of interest between the Indemnified Party and DIA which would make it inappropriate in the reasonable judgment of DIA and the Indemnified


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

Party for the same counsel to represent both DIA and the  Indemnified  Party and
(ii) DIA, in defense of any action assumed by it, shall not, without the consent of the Indemnified Party, which shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement of such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such action. The Indemnified Party shall not pay or settle any Indemnifiable Claim without DIA's consent, which shall not be unreasonably withheld. To the extent that a party is the losing party in litigation regarding the reasonableness of the withholding of a consent, that party shall bear the legal fees and expenses of the other party to the litigation.

                  (d) If DIA does not notify the Indemnified Party within thirty
(30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, however, that the Indemnified Party shall notify DIA of any compromise or settlement of any such Indemnifiable Claim.

         3. Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and replaces all prior negotiations and agreements, written or oral.

         4. Amendment and Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         5. Notices. All notices and other communications provided for hereunder shall be in writing and shall be given by personal delivery, overnight air courier (with signed receipt of acknowledgement) or by telecopy (with
"answerback" confirmation of receipt), addressed to the parties at their respective addresses set forth on the signature page hereto, or at such other address as shall be designated by either party in a written notice to the other


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

party. All such notices and other communications shall be deemed to have been delivered upon receipt.

         6. Massachusetts Business Trust. The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Amended and Restated Declaration of Trust dated November 19, 1987 as amended July 16, 1990 and as may be further amended from time to time which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

         7.       Miscellaneous.

                  (e)  This  Agreement   shall  be  binding  upon  each  of  the
undersigned and its representatives and assigns and shall inure to the benefit of (and may be enforced by) each Indemnified Party.

                  (f) In the event any Indemnified Party seeks to enforce his, her or its rights hereunder, such Indemnified Party shall be entitled to recover all reasonable fees and costs incurred in connection therewith, including reasonable attorneys' fees.

                  (g) This Agreement shall in all respects be governed under the internal laws (and not the laws of conflicts) of the State of Colorado.

                  (h) If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be severed and deleted, and neither such provision nor its severance and deletion shall effect the validity of the remaining provisions hereof.

                  (i)  This   Agreement   may  be   executed   in  one  or  more
counterparts, each of which shall be deemed to be an original, but all of which counterparts shall together constitute a single agreement.

                  (j) The section headings of this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (k) This Agreement shall continue from the day first above written until the expiration of all applicable statutes of limitations for any Claims.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        Denver Investment Advisors LLC


                                        By: /s/ JEFFREY D. ADAMS
                                            ------------------------------------
                                            Print Name: Jeffrey D. Adams

                                        Its: Executive Manager
                                             ----------------
                                             Title

                                        Address for Notices:

                                        Denver Investment Advisors LLC
                                        1225 17th Street, 26th Floor
                                        Denver, Colorado  80202

                                        Attention: Jasper R. Frontz
                                        Telecopy: (303) 312-4900


                                        Westcore Trust


                                        By: /s/ JACK D. HENDERSON
                                            ------------------------------------
                                            Print Name: Jack D. Henderson

                                        Its: Vice President
                                             --------------
                                             Title

                                        Address for Notices:

                                        Westcore Trust
                                        c/o ALPS Mutual Funds Services Inc.
                                        1625 Broadway, Suite 2200
                                        Denver, Colorado  80202

                                        Attention: Traci Thelen
                                        Telecopy: (303) 623-7850

                                        with a copy to:
                                        Davis Graham and Stubbs

                                        1550 17th Street, #500
                                        Denver, Colorado 80202

                                        Attention: Lester R. Woodward, Esq.
                                        Telecopy: (303) 893-1379



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